Exhibit 99.2

AMERICANWEST BANCORPORATION

NEWS RELEASE

AmericanWest Bancorporation to Present at the West Coast Financial Services

Conference hosted by Sandler O’Neill & Partners

Spokane, Washington, March 2, 2007 – AmericanWest Bancorporation (NASDAQ: AWBC) announced today that President and CEO Robert M. Daugherty, is going to participate in the Washington Community Bank panel discussion during the West Coast Financial Services Conference, hosted by Sandler O’Neill & Partners. The panel discussion and Company presentation is scheduled for Tuesday, March 6, 2007 and will begin at 9:45 am PST and may be accessed live over the internet or by telephone using the following instructions:

Webcast:	www.sandleroneill.com

Telephone:	866.634.2275 (no passcode required)

An archived webcast of the presentation will be available through AmericanWest Bancorporation’s website beginning March 7th for 30 days.

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank, a community bank with 46 financial centers located in Eastern Washington and Northern Idaho, as well as loan production offices in Ellensburg, Washington and South Jordan, Utah. For further information on the Company or to access Internet banking, please visit our web site at www.awbank.net.

AMERICANWEST BANCORPORATION

CONTACT:	Robert M. Daugherty	President and CEO
	Patrick J. Rusnak	Chief Operating Officer
(509) 232.1536